Exhibit 23

BDO USA, P.C.

Consent of Independent Registered Public Accounting Firm

Telephone and Data Systems, Inc. Tax-Deferred Savings Plan
Madison, Wisconsin

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-266692) of Telephone and Data Systems, Inc. and on Form S-8 (No. 333-266693) of United States Cellular Corporation of our report dated May 30, 2025, relating to the financial statements and supplemental schedule of Telephone and Data Systems, Inc. Tax-Deferred Savings Plan which appear in this Form 11-K for the year ended December 31, 2024.

/s/ BDO USA, P.C.

Madison, Wisconsin
May 30, 2025